CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form 10-SB, including any amendments thereto, of our report dated February 15, 2001 relating to the financial statements of Allergy Research Group, Inc. appearing in such Registration Statement. We also consent to the reference to this firm under the heading "Experts" in this statement.

/s/ Clancy and Co.

CLANCY AND CO., P.L.L.C.
Certified Public Accountants
March 22, 2001